December 22, 2010

Contacts:
Analysts
Todd Beekman (614) 480-3878

Media
Maureen Brown (412) 445-7598

HUNTINGTON BANCSHARES COMPLETES ITS REPURCHASE OF $1.4 BILLION IN TARP CAPITAL

Bank plans to continue investment in innovative customer initiatives

COLUMBUS, Ohio, Dec. 22, 2010 — Huntington Bancshares Incorporated (NASDAQ: HBAN) today announced that it has completed the repurchase of its $1.4 billion of Series B Perpetual Preferred Stock that it issued to the U.S. Department of the Treasury under its Troubled Asset Relief Program’s (TARP) Capital Purchase Program. The repurchase was made earlier today, following last week’s successful equity and debt issuances.

“We are grateful to our shareholders and customers who remained confident in and loyal to Huntington over the past two years,” said Stephen D. Steinour, chairman, president and chief executive officer. “The repayment was possible because of the significant progress we have made in strengthening our balance sheet, demonstrating our ability to grow earnings, and increasing investor confidence in our future performance. We are now positioned to accelerate our investments aimed at growing the business and focusing on improving long-term shareholders’ returns.

“We are also better positioned to further deepen customer relationships, improve overall customer convenience and invest in our communities,” added Steinour. “In 2010, we took steps to increase our branch network by 17%, added 1,500 positions, most of which were customer-facing, committed $4 billion to small business lending and rolled out 24-Hour Grace TM as part of our Fair Play Banking philosophy. We believe that we are now on our way to being the most customer-friendly bank in our markets.” Huntington is believed to be the only bank in the country to offer a product like Huntington’s 24-Hour Grace TM, which allows customers time during the next business day to bring the account positive and avoid overdraft fees.

About Huntington

Huntington Bancshares Incorporated is a $53 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has been providing a full range of financial services for 144 years. Huntington offers checking, loans, savings, insurance and investment services. It has more than 600 branches and also offers retail and commercial financial services online; through its telephone bank; and through its network of over 1,350 ATMs. Huntington’s Auto Finance and Dealer Services group offers automobile loans to consumers and commercial loans to automobile dealers within our six-state banking franchise area, as well as selected New England states.

Forward-looking Statement

This press release contains certain forward-looking statements, including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: (1) credit quality performance could worsen due to a number of factors such as the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in economic conditions; (3) movements in interest rates;(4) competitive pressures on product pricing and services; (5) success and timing of other business strategies; (6) extended disruption of vital infrastructure; and (7) the nature, extent, and timing of governmental actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as future regulations which will be adopted by the relevant regulatory agencies, including the newly created Consumer Financial Protection Bureau (CFPB), to implement the Act’s provisions. In addition, consummation of the above referenced offerings are subject to customary conditions to closing set forth in underwriting agreements that Huntington has entered into in connection with the offerings. Additional factors that could cause results to differ materially from those described above can be found in Huntington’s 2009 Annual Report on Form 10-K, and documents subsequently filed by Huntington with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.